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                                                                     Exhibit 5.1


                                 [Letterhead of]

              MUCH SHELIST FREED DENENBERG AMENT & RUBENSTEIN, P.C.

                               September 26, 2000

Home Products International, Inc.
4501 W. 47th Street
Chicago, Illinois

         Re:  Home Products International, Inc.
              Form S-8 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to Home Products International, Inc., a Delaware corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 1,050,000 shares (the "Option Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), issuable pursuant to stock options and other awards granted under the Company's 1994 Stock Option Plan (the "Option Plan"); 1,000,000 shares (the "Incentive Plan Shares") of Common Stock issuable pursuant to stock options granted under the Company's 1999 Performance Incentive Plan (the "Incentive Plan"); 100,000 shares (the "Directors Shares") of Common Stock issuable under the Company's 1999 Directors Restricted Stock Plan (the "Directors Plan") and 150,000 shares (the "Executive Shares") of Common Stock issuable under the Company's 1998 Executive Incentive Plan (the "Executive Plan").

     With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein. Based upon the foregoing, we are of the opinion that the Option Shares issuable under the Option Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the Option Plan, will be duly authorized, validly issued, fully paid and nonassessable. It is also our opinion that the Incentive Plan Shares issuable under the Incentive Plan, when issued upon exercise of and in accordance with the terms of stock options and other awards outstanding or to be granted under the Incentive Plan, will be duly authorized, validly issued, fully paid and non-assessable. It is also our opinion that the Directors Shares issuable under the Directors Plan, when so issued in accordance with the terms of the Directors Plan, will be duly authorized, validly issued, fully paid and nonassessable. It is also our opinion that the Executive Shares issuable under the Executive Plan, when so issued in accordance with the terms of the Executive Plan, will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the above referenced Registration Statement.

                   Respectfully submitted,


                   /s/ Much Shelist Freed Denenberg Ament & Rubenstein
                   ----------------------------------------------------
                   Much Shelist Freed Denenberg Ament & Rubenstein, P.C.